UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant    ☒                                  Filed by a Party other than the Registrant    ☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to 240.14a-12

HILTON WORLDWIDE HOLDINGS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2016 PROXY STATEMENT

for Special Meeting of Stockholders

September 8, 2016

Dear Stockholders:

Please join us for a Special Meeting of Stockholders (the “Special Meeting”) of Hilton Worldwide Holdings Inc. (the “Company”), which will be held on Tuesday, October 4, 2016, at 1:30 p.m., Eastern time. For your convenience, the Special Meeting will be a completely virtual meeting, which will be conducted via live audio webcast. You will be able to attend the Special Meeting online, vote your shares electronically and submit your questions during the Special Meeting via a live audio webcast by visiting www.virtualshareholdermeeting.com/Hilton. Be sure to have the control number that appears on the proxy card or voting instructions that you have been provided in order to join the meeting.

During this meeting, stockholders will vote on the following items:

1.	An amendment to our amended and restated certificate of incorporation (the “Certificate of Incorporation”) to (i) effect a reverse stock split of our common stock at a ratio determined by our board of directors from three designated alternatives and, (ii) if and when the reverse stock split is effected, reduce the number of authorized shares of our common stock by the approved reverse split ratio; and

2.	The adjournment of the Special Meeting from time to time, if necessary or advisable (as determined by the Company), to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the above proposal.

Attached to this letter are a Notice of Special Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the meeting. Our By-Laws provide that only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting.

Your vote is important to us. Whether you own a few shares or many, and whether or not you plan to attend the Special Meeting, it is important that your shares be represented and voted at the meeting. You may vote your shares on the Internet, by telephone or by completing, signing and promptly returning a proxy card or electronically during the Special Meeting by visiting www.virtualshareholdermeeting.com/Hilton. Voting online, by telephone or by returning your proxy card does not deprive you of your right to attend the Special Meeting. If you do attend the Special Meeting and wish to vote your shares electronically at the Special Meeting, you may revoke your proxy at or prior to the Special Meeting.

Thank you for your continued support of Hilton Worldwide Holdings Inc.

Sincerely,

Jonathan D. Gray	Christopher J. Nassetta
Chairman of the Board of Directors	President and Chief Executive Officer

Hilton Worldwide	PROXY STATEMENT

HILTON WORLDWIDE HOLDINGS INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TIME	1:30 p.m., Eastern time, on October 4, 2016

VIRTUAL MEETING PLACE	You can attend the Special Meeting online and vote your shares electronically during the meeting by visiting www.virtualshareholdermeeting.com/Hilton. Be sure to have the control number that appears on the proxy card or voting instructions that you have been provided in order to join the meeting.

ITEMS OF BUSINESS	1.	Approve an amendment to our Certificate of Incorporation to (i) effect a reverse stock split of our common stock at a ratio determined by our board of directors from three designated alternatives and, (ii) if and when the reverse stock split is effected, reduce the number of authorized shares of our common stock by the approved reverse split ratio.
	2.	Approve the adjournment of the Special Meeting from time to time, if necessary or advisable (as determined by the Company), to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the above proposal.

RECORD DATE	You may vote at the Special Meeting if you were a stockholder of record at the close of business on August 26, 2016.

VOTING BY PROXY	There will be no in-person meeting. To ensure your shares are voted, you may vote your shares over the Internet, by telephone or by requesting a proxy card to complete, sign and return by mail. Internet and telephone voting procedures are described on the following page, in the Questions and Answers section beginning on page 11 of the Proxy Statement and on the proxy card.

By Order of the Board of Directors,

Kristin A. Campbell
Executive Vice President and General Counsel

This Notice of Special Meeting and Proxy Statement and the accompanying form of proxy are first being distributed to stockholders on or about September 8, 2016. Each outstanding share of common stock of the Company, par value $0.01 per share (“Common Stock”), on the record date is entitled to one vote on each proposal listed in this Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to Be Held on October 4, 2016: This Proxy Statement is available free of charge on the Investors section of our website (www.hiltonworldwide.com). In addition you may access the Proxy Statement free of charge at www.proxyvote.com, a site that does not have “cookies” that identify visitors to the site.

Hilton Worldwide	PROXY STATEMENT

VOTING INFORMATION

If at the close of business on August 26, 2016, you were a stockholder of record or held shares through a broker, bank or other nominee, you may vote your shares by proxy through the Internet, by telephone or by mail, or you may vote electronically during the Special Meeting at www.virtualshareholdermeeting.com/Hilton when you enter the control number that appears on the proxy card or the voting instructions that we have provided to you. For shares held through a broker, bank or other nominee, you may vote by submitting voting instructions to your broker, bank or other nominee. Please refer to information from your broker, bank or other nominee on how to submit voting instructions. To reduce our administrative costs and help the environment by conserving natural resources, we ask that you vote through the Internet or by telephone, both of which are available 24 hours a day. You may revoke your proxies at the times and in the manners described on pages 12-13 of the Proxy Statement.

If you are a stockholder of record or hold shares through a broker, bank or other nominee and are voting by proxy, your vote must be received by 11:59 p.m., Eastern time, on October 3, 2016 to be counted.

To vote by proxy:

BY INTERNET

•	Go to the website www.proxyvote.com and follow the instructions, 24 hours a day, seven days a week.

•	You will need the 16-digit control number included on your proxy card to vote online.

BY TELEPHONE

•	From a touch-tone telephone, dial 1-800-690-6903 and follow the recorded instructions, 24 hours a day, seven days a week.

•	You will need the 16-digit control number included on your proxy card in order to vote by telephone.

BY MAIL

•	Mark your selections on the proxy card that accompanies this Proxy Statement.

•	Date and sign your name exactly as it appears on your proxy card.

•	Mail the proxy card in the enclosed postage-paid envelope provided to you.

YOUR VOTE IS IMPORTANT TO US. THANK YOU FOR VOTING.

PROXY STATEMENT	Hilton Worldwide

Hilton Worldwide	PROXY STATEMENT

HILTON WORLDWIDE HOLDINGS INC.

7930 Jones Branch Drive

Suite 1100

McLean, Virginia 22102

Telephone: (703) 883-1000

PROXY STATEMENT

Special Meeting of Stockholders

October 4, 2016

VOTING ROADMAP	Our Board’s Recommendation

Proposal No. 1: Approval of Amendment to Certificate of Incorporation to Effect Reverse Stock Split and Decrease in Authorized Shares	FOR

Our Board of Directors unanimously believes that approval of an amendment to our Certificate of Incorporation to effect a reverse stock split and to correspondingly decrease the number of authorized shares of our Common Stock is in the best interest of the Company and its stockholders.

Proposal No. 2: Approval of Adjournment of Special Meeting	FOR

Our Board of Directors unanimously believes that adjournment of the Special Meeting, if necessary or advisable (as determined by the Company), is in the best interest of the Company and its stockholders.

BACKGROUND TO THE PROPOSALS

On February 26, 2016, the Company announced its intention to implement the spin-off of its timeshare business into a publicly traded corporation (“Hilton Grand Vacations”) and the bulk of its real estate business into an independent, publicly traded real estate investment trust (“Park Hotels & Resorts”). The Company’s core management & franchise business will continue operating under the Hilton name. As part of the spin-off, the Company will effect an internal reorganization to properly align the appropriate businesses within each of Hilton Grand Vacations, Park Hotels & Resorts and Hilton. Except where the context requires otherwise, references herein to the “Company,” “Hilton,” “we,” “us” and “our” refer to Hilton Worldwide Holdings Inc.

Rationale for the Spin-offs

Our Board of Directors (the “Board” or “Board of Directors”) has determined that the spin-offs are in the best interests of the Company and its stockholders because the spin-offs will provide the following key benefits:

•	Allow Hilton Grand Vacations and Park Hotels & Resorts direct and differentiated access to capital resources, which will enable them to pursue tailored growth strategies;

•	Provide enhanced investor choices by offering investment opportunities in separate entities (i.e., Hilton, Hilton Grand Vacations and Park Hotels & Resorts);

•	Afford dedicated management teams with enhanced strategic focus;

•	Improve management incentive tools; and

•	Offer a more tax-efficient structure in the case of Park Hotels & Resorts.

For additional details on the spin-offs, please see the Form 10 Registration Statements that Hilton Grand Vacations and Park Hotels & Resorts filed with the Securities and Exchange Commission.

Hilton Worldwide	PROXY STATEMENT	1

PROPOSAL NO. 1 — APPROVAL OF AMENDMENT TO

CERTIFICATE OF INCORPORATION TO EFFECT REVERSE

STOCK SPLIT AND DECREASE IN AUTHORIZED SHARES

The first proposal to be voted on is approval of a series of three alternative amendments of the Certificate of Incorporation to effect a Reverse Stock Split (as defined below) of our Common Stock at any time prior to October 4, 2017 and, if and when the Reverse Stock Split is effected, to contemporaneously amend our Certificate of Incorporation to correspondingly decrease the number of authorized shares of our Common Stock (the “Proposed Amendment”).

Reverse Stock Split Adjustments

On August 4, 2016, the Board adopted resolutions (1) approving and declaring advisable a series of three alternative amendments of our Certificate of Incorporation to effect, at the discretion of the Board, a reverse stock split at one of three reverse stock split ratios, 1-for-2, 1-for-3 or 1-for-4 (each of which is referred to in this Proxy Statement as a “Reverse Stock Split”), and contemporaneously with such Reverse Stock Split, to effect a corresponding reduction in the number of authorized shares of Common Stock from 30,000,000,000 to 15,000,000,000, 10,000,000,000 or 7,500,000,000, respectively (the Reverse Stock Splits and corresponding reductions in the number of authorized shares are collectively referred to as the “Reverse Stock Split Amendments”), (2) directing that the Reverse Stock Split Amendments be submitted to the holders of our Common Stock for their approval and (3) recommending that the holders of our Common Stock approve the Reverse Stock Split Amendments. The actual number of authorized shares of our Common Stock after giving effect to the Reverse Stock Split, if and when effected, will depend on the Reverse Stock Split ratio that is ultimately determined by the Board. The table below shows the Reverse Stock Split ratio and the number of authorized shares of Common Stock for each of the three alternative amendments, identified as Amendments A through C.

Amendment	Reverse Stock Split Ratio	Number of Authorized Shares of Common Stock Following the Reverse Stock Split Amendment
A	1-for-2	15,000,000,000
B	1-for-3	10,000,000,000
C	1-for-4	7,500,000,000

Upon receiving stockholder approval of the Reverse Stock Split Amendments, the Board will have the authority, but not the obligation, in its sole discretion, at any time prior to October 4, 2017, to elect without further action on the part of the stockholders, as it determines to be in the best interests of the Company and its stockholders, whether to effect a Reverse Stock Split and, if so, to determine the Reverse Stock Split ratio from among the approved proposed ratios above and to effect the Reverse Stock Split Amendment by filing an amendment to our Certificate of Incorporation in the form of the Certificate of Amendment attached as Annex A to this Proxy Statement. For convenience of our stockholders, each of the three amendments has been set forth in a single Annex, indicating in brackets the Reverse Stock Split ratio and the corresponding total number of authorized shares and number of authorized shares of Common Stock that we would be authorized to issue for each of the alternate Amendments A through C. Only one Reverse Stock Split Amendment providing for the Reverse Stock Split ratio will ultimately be approved by the Board, filed with the Secretary of State of the State of Delaware and become effective. The Board will abandon all other Reverse Stock Split Amendments.

Upon the effectiveness of the Reverse Stock Split, a corresponding reduction in the number of authorized shares and issued and outstanding shares of our Common Stock will occur as set forth in the table above and as further described below under “Effect of the Reverse Stock Split on Holders of Outstanding Common Stock” and “Authorized Shares.” The decrease in authorized shares and issued and outstanding shares as a result of the Reverse Stock Split will not affect any stockholder’s proportionate voting power or other rights (other than as a result of the payment of cash from the transfer agent in lieu of fractional shares as described under “Fractional Shares”). If the Board abandons the Reverse Stock Split, there will be no reduction in the number of authorized or issued and outstanding shares of our Common Stock.

The Board believes that stockholder approval of these three selected Reverse Stock Split ratios (as opposed to approval of a single reverse stock split ratio) provides appropriate flexibility to achieve the purposes of a reverse stock split and, therefore, is in the best interests of the Company and its stockholders. In determining a ratio following the receipt of stockholder approval, the Board may consider, among other things, factors such as:

•	the historical trading price and trading volume of our Common Stock and the actual or anticipated impact of the spin-offs on the trading price of our Common Stock;

•	the number of shares of our Common Stock outstanding;

•	the then-prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock;

•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs;

•	the continued listing requirements of the New York Stock Exchange (the “NYSE”); and

•	prevailing general market and economic conditions.

2	PROXY STATEMENT	Hilton Worldwide

The Board reserves the right to elect to abandon any or all of the Reverse Stock Split Amendments, notwithstanding stockholder approval thereof, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

Depending on the ratio for the Reverse Stock Split determined by the Board, 2, 3 or 4 shares of existing Common Stock, as determined by the Board, will be combined into one share of Common Stock. The number of shares of Common Stock issued and outstanding will therefore be reduced, by an amount based upon the determined Reverse Stock Split ratio. For example, if you beneficially own 100 shares of Common Stock as of August 26, 2016, assuming a 1-for-2 Reverse Stock Split ratio, then you will hold 50 shares of Common Stock following the effectiveness of the Reverse Stock Split (excluding any fractional shares). If the Reverse Stock Split Amendments are approved by our stockholders and the Board elects to effect the Reverse Stock Split at any time prior to October 4, 2017, a Certificate of Amendment of the Certificate of Incorporation (each a “Reverse Stock Split Amendment Certificate”) that sets forth the applicable Reverse Stock Split Amendment and provides for the Reverse Stock Split ratio determined by the Board in its discretion will be filed with the Secretary of State of the State of Delaware with immediate effect (the “Effective Time”). At the Effective Time, all other Reverse Stock Split Amendments will be automatically abandoned.

The Board will determine the exact timing of the filing of the Reverse Stock Split Amendment based on its evaluation as to when the filing would be the most advantageous to the Company and its stockholders. If a Reverse Stock Split Amendment Certificate has not been filed with the Secretary of State of the State of Delaware prior to October 4, 2017, then the Reverse Stock Split and all of the Reverse Stock Split Amendments will be automatically abandoned.

To avoid the existence of fractional shares of our Common Stock, stockholders of record who would otherwise hold fractional shares as a result of the Reverse Stock Split will be entitled to receive a cash payment (without interest) from the transfer agent as described under “Fractional Shares.”

The Board reserves the right to abandon the Reverse Stock Split without further action by our stockholders at any time before the effectiveness of any Reverse Stock Split Amendment even if the Reverse Stock Split Amendments have been approved by our stockholders. By voting in favor of the approval of the Reverse Stock Split Amendments, you also are expressly authorizing the Board to determine not to proceed with, and abandon, the Reverse Stock Split if it should so decide.

Purpose of the Reverse Stock Split Amendments

The spin-offs, if consummated, will result in a specified portion of our assets no longer being held by Hilton and its subsidiaries, but instead by each of Hilton Grand Vacations and Park Hotels & Resorts and their subsidiaries. As such, we expect that the per share trading price of our Common Stock will decrease after the spin-off, absent the Proposed Amendment.

The primary purpose for effecting the Proposed Amendment is to increase the per share trading price of our Common Stock after the spin-offs so as to:

•	bring the share price of our Common Stock after the spin-offs into a range in line with our share price prior to the spin-offs and in line with other hospitality companies with comparable market capitalization;

•	broaden the pool of investors that may be interested in investing in Hilton after the spin-offs by attracting new investors who would prefer not to invest in shares that trade at low share prices;

•	make our Common Stock a more attractive investment to institutional investors; and

•	reduce the relatively high transaction costs and commissions that may be incurred by our stockholders, due to the lower per share trading price that would be expected following the spin-offs.

In addition, in connection with the Reverse Stock Split, we believe that the number of authorized shares of our Common Stock should be decreased as described above under “— Reverse Stock Split Adjustments.” Provided that the Reverse Stock Split is effectuated, we do not anticipate the need for thirty billion authorized shares of Common Stock in the foreseeable future.

Board Rationale

In determining to recommend for approval the Proposed Amendment, the Board considered, among other things, that, following the spin-offs, a sustained higher per share price of our Common Stock might heighten the interest of the financial community in Hilton and potentially broaden the pool of investors that may consider investing in Hilton, possibly increasing the trading volume and liquidity of our Common Stock. The Board has approved stock split ranges described above for all outstanding shares of our Common Stock with the expectation that, following the spin-offs, the reduction in outstanding shares would result in a per-share price in line with our share price prior to the spin-offs and in line with other hospitality companies with comparable market capitalization. See “—Reverse Stock Split Adjustments.”

The Board also considered that the structure of trading commissions, which are often set at a fixed price, tend to have an adverse impact on holders of lower-priced securities because the brokerage commissions on a sale of lower-priced securities generally represent a higher percentage of the sales prices than the commissions on relatively higher-priced issues, which may discourage trading in such lower-priced securities. Following the spin-offs, a reduction in outstanding shares should result in a price level for our Common Stock that may reduce the adverse effect trading commissions have on the tendencies of certain stockholders to trade in our Common Stock. Moreover, a reduction in outstanding shares would reduce the actual transaction costs imposed on those investors who pay commissions on trades of our Common Stock based on the number of shares actually traded.

Hilton Worldwide	PROXY STATEMENT	3

Other Considerations

Stockholders should recognize that if the Reverse Stock Split is effected, they will own a fewer number of shares than they currently own. While we expect that the Reverse Stock Split will result in an increase in the per share price of our Common Stock, the Reverse Stock Split may not increase the per share price of our Common Stock in proportion to the reduction in the number of shares of our Common Stock outstanding or result in a permanent increase in the per share price (which depends on many factors, including our performance, prospects and other factors that may be unrelated to the number of shares outstanding).

If a Reverse Stock Split is effected and the per share price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a Reverse Stock Split. Furthermore, the liquidity of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split. In addition, the Reverse Stock Split will likely increase the number of stockholders who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Accordingly, a Reverse Stock Split may not achieve all of the desired results that have been outlined above.

The Board considered all of the foregoing factors, and determined that the Reverse Stock Split Amendments are in the best interests of the Company and its stockholders. As noted above, even if stockholders approve the Reverse Stock Split Amendments, the Board reserves the right not to effect the Reverse Stock Split Amendments if the Board does not deem them to be in the best interests of the Company or its stockholders.

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

If approved and effected, the Reverse Stock Split will take effect simultaneously for all outstanding shares of our Common Stock and in the same ratio for all outstanding shares of our Common Stock. The Reverse Stock Split will affect all holders of our Common Stock uniformly and will not affect any stockholder’s percentage ownership interest in us, except to the extent that the Reverse Stock Split would result in any holder of our Common Stock receiving cash in lieu of fractional shares. As described below under “— Fractional Shares,” holders of Common Stock otherwise entitled to fractional shares as a result of the Reverse Stock Split will receive a cash payment from the transfer agent in lieu of the fractional shares. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The principal effects of the Reverse Stock Split will be that:

•	depending on the ratio for the Reverse Stock Split determined by our Board, each 2, 3 or 4 shares of Common Stock owned by a stockholder will be combined into one share of Common Stock;

•	based upon the Reverse Stock Split ratio determined by our Board, the aggregate number of equity-based awards that remain available to be granted under our equity incentive plans and other benefit plans will be reduced proportionately to reflect such Reverse Stock Split ratio determined;

•	based upon the Reverse Stock Split ratio determined by our Board, proportionate adjustments will be made to the per-share exercise price and the number of shares issuable upon the exercise of outstanding stock options, as well as to the number of shares that would be owned upon vesting of restricted stock awards and restricted stock units, which will result in approximately the same aggregate price that would have been required to be paid upon exercise of such options, as well as the same number of shares that would have been owned upon vesting of such restricted stock awards or units, immediately preceding the Reverse Stock Split;

•	the aggregate number of shares issuable pursuant to outstanding stock options, stock appreciation rights, restricted stock awards, restricted stock units or other equity-based awards made under our equity incentive plans will be reduced proportionately based upon the Reverse Stock Split ratio determined by our Board; and

•	the number of authorized shares of our Common Stock will contemporaneously and correspondingly be reduced based upon the Reverse Stock Split ratio.

After the Effective Time, our Common Stock will have new Committee on Uniform Securities Identification Procedures (“CUSIP”) numbers, which numbers are used to identify our equity securities, and any stock certificates with the old CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below.

The Reverse Stock Split is not intended to be a first step in a series of steps leading to a “going private transaction” pursuant to Rule 13e-3 under the Securities Exchange Act of 1934, as amended. Implementing the Reverse Stock Split would not reasonably likely result in or would not have a purpose to, produce a going private effect.

Beneficial Holders of Common Stock. Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders in “street name” (i.e., through a bank, broker, custodian or other nominee), in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split and making payment for fractional shares. If a stockholder holds shares of our Common Stock with a bank, broker, custodian or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker, custodian or other nominee.

4	PROXY STATEMENT	Hilton Worldwide

Registered “Book-Entry” Holders of Common Stock. Certain of our registered holders of Common Stock hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a stockholder holds registered shares in book-entry form with the transfer agent, they will be sent a transmittal letter by the transfer agent after the Effective Time and will need to return a properly completed and duly executed transmittal letter in order to receive any cash payment from the transfer agent in lieu of fractional shares or any other distributions, if any, that may be declared and payable to holders of record following the Reverse Stock Split.

Holders of Certificated Shares of Common Stock. As of the date of this Proxy Statement, none of our shares were held in certificated form. In the event any stockholders of record at the Effective Time hold shares of our Common Stock in certificated form, they will be sent a transmittal letter by the transfer agent after the Effective Time that will contain the necessary materials and instructions on how a stockholder should surrender his, her or its certificates, if any, representing shares of our Common Stock to the transfer agent.

Any certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged, based upon the determination by the Board, for the appropriate number of whole shares of Common Stock in book-entry form following the Reverse Stock Split shares. If certificate bears a restrictive legend, the shares in book-entry form will bear the same restrictive legend. If a stockholder is entitled to a payment from the transfer agent in lieu of any fractional share interest, the payment will be made as described below under “Fractional Shares.”

Stockholders should not destroy any stock certificate(s) and should not submit any stock certificate(s) until requested to do so.

Fractional Shares

We will not issue fractional shares in connection with the Reverse Stock Split. Stockholders who would otherwise hold fractional shares because the number of shares of Common Stock they hold before the Reverse Stock Split is not evenly divisible by the split ratio ultimately determined by the Board will be entitled to receive a cash payment (without interest and subject to applicable withholding taxes) from the transfer agent in lieu of such fractional shares. The cash payment is subject to applicable U.S. federal and state income tax and state abandoned property laws. Stockholders will not be entitled to receive interest for the period of time between the Effective Time and the date payment is received.

We currently anticipate that, in lieu of issuing fractional shares, the aggregate of all fractional shares otherwise issuable to the holders of record of Common Stock shall be issued to the transfer agent for the Common Stock, as agent, for the accounts of all holders of record of Common Stock otherwise entitled to have a fraction of a share issued to them. The sale of all fractional interests will be effected by the transfer agent as soon as practicable after the Effective Time on the basis of prevailing market prices of the Common Stock at the time of sale. After such sale and upon the surrender of the stockholders’ stock certificates, if any, the transfer agent will pay to such holders of record their pro rata share of the net proceeds (after customary brokerage commissions and other expenses) derived from the sale of the fractional interests.

After the Reverse Stock Split, a stockholder will have no further interest in the Company with respect to its fractional share interest, and persons otherwise entitled to a fractional share will not have any voting, dividend or other rights with respect thereto except the right to receive a cash payment as described above.

Authorized Shares

If and when the Reverse Stock Split is effected, the number of authorized shares of our Common Stock will contemporaneously be reduced in proportion to the Reverse Stock Split ratio. The actual number of authorized shares of our Common Stock after giving effect to the Reverse Stock Split, if and when effected, will depend on the Reverse Stock Split ratio that is ultimately determined by the Board.

The actual number of authorized shares after giving effect to the Reverse Stock Split, if implemented, will depend on the Reverse Stock Split ratio that is ultimately determined by the Board. The table set forth above on page 2 shows the three possibilities for the number of authorized shares of Common Stock under these various scenarios.

As a result of the reduction in authorized shares of Common Stock that will occur if and when the Reverse Stock Split is effected, the same proportion of authorized but unissued shares of Common Stock to shares of Common Stock authorized and issued (or reserved for issuance) would be maintained as of the Effective Date. If the Reverse Stock Split is abandoned by the Board, it will also abandon the reduction in the number of authorized shares.

Accounting Matters

The Proposed Amendment to the Amended and Restated Certificate of Incorporation will not affect the par value of our Common Stock, which will remain at $0.01 per share. As a result, as of the Effective Time, the stated capital attributable to Common Stock on our balance sheet will be reduced proportionately to the Reverse Stock Split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain U.S. federal income tax consequences of the Reverse Stock Split to holders of our Common Stock. This summary does not address all of the U.S. federal income tax consequences that may be relevant to any

Hilton Worldwide	PROXY STATEMENT	5

particular holder of our Common Stock, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, partnerships (or other entities classified as partnerships for U.S. federal income tax purposes) and investors therein, “U.S. holders” (as defined below) whose functional currency is not the U.S. dollar, U.S. expatriates, persons subject to the alternative minimum tax, persons who acquired our Common Stock through the exercise of employee stock options or otherwise as compensation, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our Common Stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for U.S. federal income tax purposes, (iii) persons that do not hold our Common Stock as “capital assets” (generally, property held for investment), or (iv) persons who own more than 5% of our Common Stock. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date hereof. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split. This summary does not address the Medicare tax on net investment income or the effects of any state, local or foreign tax laws.

Each holder of our Common Stock should consult its own tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences of the Reverse Stock Split.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

U.S. Holders. The discussion in this section is addressed to “U.S. holders.” A “U.S. holder” is a beneficial owner of our Common Stock that is a citizen or individual resident of the United States, a corporation (or other entity classified as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States or any state thereof or the District of Columbia or a trust or estate the income of which is subject to U.S. federal income taxation regardless of its source. The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, except as described below with respect to a cash payment from the transfer agent in lieu of fractional shares, no gain or loss will be recognized upon the Reverse Stock Split. Accordingly, the aggregate tax basis in the Common Stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis in the Common Stock surrendered (excluding the portion of the tax basis that is allocable to any fractional share), and the holding period for the Common Stock received should include the holding period for the Common Stock surrendered. A U.S. holder who receives a cash payment from the transfer agent in lieu of a fractional share of our Common Stock pursuant to the Reverse Stock Split generally should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s tax basis in the shares of our Common Stock surrendered that is allocated to the fractional share of our Common Stock. The capital gain or loss should be long term capital gain or loss if the U.S. holder’s holding period for our Common Stock surrendered exceeded one year at the Effective Time. The deductibility of net capital losses by individuals and corporations is subject to limitations.

U.S. holders that have acquired different blocks of our Common Stock at different times or at different prices are urged to consult their tax advisors regarding the allocation of their aggregate adjusted basis among, and the holding period of, our Common Stock.

U.S. Information Reporting and Backup Withholding. Information returns generally will be required to be filed with the Internal Revenue Service (“IRS”) with respect to the receipt of a cash payment from the transfer agent in lieu of a fractional share of our Common Stock pursuant to the Reverse Stock Split, unless a U.S. holder is an exempt recipient. In addition, U.S. holders may be subject to a backup withholding tax (at the current applicable rate of 28%) on the payment of this cash if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Non-U.S. Holders. The discussion in this section is addressed to “non-U.S. holders.” A non-U.S. holder is a beneficial owner of our Common Stock that is neither a U.S. holder nor a partnership (or other entity classified as a partnership for U.S. federal income tax purposes). Generally, except as described below with respect to a cash payment from the transfer agent in lieu of fractional shares non-U.S. holders will not recognize any gain or loss or be subject to U.S. federal withholding tax upon the Reverse Stock Split. The gross amount of a cash payment received in lieu of fractional shares should not be subject to U.S. federal income withholding tax and gain recognized with respect to a cash payment received from the transfer agent in lieu of a fractional share will not be subject to U.S. federal income tax unless (a) the gain is effectively connected with the conduct of a trade or business in the United States (and, if certain income tax treaties apply, is attributable to a non-U.S. holder’s permanent establishment in the United States), (b) with respect to non-U.S. holders who are individuals, the non-U.S. holder is present in the United States for 183 days or more in the taxable year of the Reverse Stock Split Amendment and certain other conditions are met or (c) we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes and certain other conditions are met. A non-U.S. holder described in (a) above will be subject to tax on such gain in the same manner as if such non-U.S. holder were a United States person as described in the Code, and, if such non-U.S. holder is a corporation, such gain may be subject to a “branch profits

6	PROXY STATEMENT	Hilton Worldwide

tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in (b) above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on such gain, which gain may be offset by United States source capital losses even though the individual is not considered a resident of the United States.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for United States federal income tax purposes). We believe we are not and have not been a United States real property holding corporation.

U.S. Information Reporting and Backup Withholding Tax. In general, backup withholding and information reporting will not apply to payment of cash from the transfer agent in lieu of a fractional share of our Common Stock to a non-U.S. holder pursuant to the Reverse Stock Split if the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder and the applicable withholding agent does not have actual knowledge or reason to know to the contrary. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the IRS.

No Appraisal Rights

Under Delaware law, holders of our Common Stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split Amendments.

Interests of Certain Persons in Proposal 1

Certain of our officers and directors have an interest in Proposal 1 as a result of their ownership of shares of our Common Stock. However, we do not believe that our officers or directors have interests in Proposal 1 that are different from or greater than those of any of our other stockholders.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to approve the Reverse Stock Split Amendments.

YOUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE REVERSE

STOCK SPLIT AMENDMENTS.

Hilton Worldwide	PROXY STATEMENT	7

PROPOSAL NO. 2 — APPROVAL OF ADJOURNMENT OF

SPECIAL MEETING

Our stockholders are being asked to consider and vote upon an adjournment by stockholders of the Special Meeting from time to time, if necessary or advisable (as determined by the Company), to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the Proposed Amendment to our Amended and Restated Certificate of Incorporation to effectuate the Reverse Stock Split Amendment as described in Proposal 1.

Required Vote

The affirmative vote of a majority of the votes cast is required to approve the adjournment of the Special Meeting by the stockholders.

YOUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE

ADJOURNMENT OF THE SPECIAL MEETING.

8	PROXY STATEMENT	Hilton Worldwide

OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of shares of our Common Stock as of June 30, 2016 by (1) each person known to us to beneficially own more than 5% of our outstanding Common Stock, (2) each of our directors and named executive officers and (3) all of our directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC.

Name of beneficial owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock Outstanding

Principal Stockholder

Blackstone (1)	453,428,263	45.8%

T. Rowe Price Associates, Inc. (2)	64,713,738	6.5%

Directors and Named Executive Officers:

Christopher J. Nassetta (3)(4)	8,631,340	*

Jonathan D. Gray (5)	—	—

Jon M. Huntsman, Jr.	10,510	*

Judith A. McHale	15,580	*

John G. Schreiber	8,495	*

Elizabeth A. Smith	15,580	*

Douglas M. Steenland	25,580	*

William J. Stein (5)	—	—

Kevin J. Jacobs (4)	713,006	*

Ian R. Carter (4)	1,875,089	*

Mark D. Wang (4)	844,401	*

Kristin A. Campbell (4)	647,750	*

Directors and executive officers as a group (15 persons) (6)	14,089,514	1.4%

*	Represents less than 1%.

(1)	As reported in a Schedule 13G/A filed on February 16, 2016, reflects 383,603,683 shares of Common Stock directly held by HLT Holdco III LLC, 14,032,755 shares of Common Stock directly held by HLT Holdco II LLC, 39,738,987 shares of Common Stock directly held by HLT BREP VI.TE.2 Holdco LLC, 1,397,649 shares of Common Stock directly held by HLT BREH VI Holdco LLC, 235,542 shares of Common Stock directly held by HLT BREH Intl II Holdco LLC, 13,700,470 shares of Common Stock directly held by HLT A23 Holdco LLC and 82,238 shares of Common Stock directly held by HLT A23 BREH VI Holdco LLC (together, the “Blackstone Funds”). The sole member of HLT Holdco III LLC is HLT Holdco II LLC. The sole member of HLT Holdco II LLC is HLT Holdco LLC.

The sole member of HLT Holdco LLC is BH Hotels Holdco LLC (“BH Hotels”). The managing members of BH Hotels are Blackstone Real Estate Partners VI L.P. and Blackstone Capital Partners V L.P. The general partner of Blackstone Capital Partners V L.P. is Blackstone Management Associates V L.L.C. The sole member of Blackstone Management Associates V L.L.C is BMA V L.L.C. The general partner of Blackstone Real Estate Partners VI L.P. is Blackstone Real Estate Associates VI L.P. The general partner of Blackstone Real Estate Associates VI L.P. is BREA VI L.L.C. The sole member of each of BREA VI L.L.C. and BMA V L.L.C. is Blackstone Holdings III L.P.

The sole member of HLT A23 Holdco LLC is Blackstone A23 Holdings LLC. The managing members of Blackstone A23 Holdings LLC are Blackstone Real Estate Partners VI L.P. and Blackstone Capital Partners V L.P. The managing member of HLT A23 BREH VI Holdco LLC is Blackstone Real Estate Holdings VI L.P.

The sole member of HLT BREH Intl II Holdco LLC is HLT BREH Intl II Holdings Holdco LLC. The controlling member of HLT BREH Intl II Holdings Holdco LLC is Blackstone Real Estate Holdings International II-Q L.P. The general partner of Blackstone Real Estate Holdings International II-Q L.P. is BREP International II-Q GP L.P. The general partner of BREP International II-Q GP L.P. is BREP International II-Q GP L.L.C. The sole member of BREP International II-Q GP L.L.C. is Blackstone Holdings III L.P.

The sole member of HLT BREP VI.TE.2 Holdco LLC is Blackstone Real Estate Partners VI.TE.2 L.P. The general partner of Blackstone Real Estate Partners VI.TE.2 L.P. is Blackstone Real Estate Associates VI L.P. The general partner of Blackstone Real Estate Associates VI L.P. is BREA VI L.L.C. The managing member of BREA VI L.L.C. is Blackstone Holdings III L.P.

The sole member of HLT BREH VI Holdco LLC is HLT BREH VI Holdings Holdco LLC. The controlling member of HLT BREH VI Holdings Holdco LLC is Blackstone Real Estate Holdings VI L.P. The general partner of Blackstone Real Estate Holdings VI L.P. is BREP VI Side-by-Side GP L.L.C. The sole member of BREP VI Side-by-Side GP L.L.C. is Blackstone Holdings III L.P.

The general partner of Blackstone Holdings III L.P. is Blackstone Holdings III GP L.P. The general partner of Blackstone Holdings III GP L.P. is Blackstone Holdings III GP Management L.L.C. The sole member of Blackstone Holdings III GP Management L.L.C. is The Blackstone Group L.P. The general partner of The Blackstone Group L.P. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of such Blackstone entities (other than each of the Blackstone Funds to the extent they directly hold securities reported herein) and Mr. Schwarzman may be deemed to beneficially own the shares beneficially owned by the Blackstone Funds directly or indirectly controlled by it or him, but each disclaims beneficial ownership of such shares. Also reflects 636,939 shares of Common Stock held directly by a foundation over which Mr. Schwarzman may be deemed to have investment and voting power, based on information provided to us on July 29, 2016. The address of each of Mr. Schwarzman and each of the entities listed in this footnote is c/o The Blackstone Group L.P., 345 Park Avenue, New York, New York 10154.

Based on information provided to us, as of June 30, 2016 Blackstone entities have pledged, hypothecated or granted security interests in substantially all of the shares of our Common Stock held by them pursuant to a margin loan agreement with customary default provisions. In the event of a default under the margin loan agreement, the secured parties may foreclose upon any and all shares of Common Stock pledged to them and may seek recourse against the borrower.

(2)	As reported in a Schedule 13G filed on February 12, 2016, T. Rowe Price Associates, Inc. has sole voting power over 21,512,813 shares of our Common Stock and sole dispositive power over 64,713,738 shares of our Common Stock. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

(3)	Includes 2,033,800 shares of Common Stock held by Harwood Road LLC, a limited liability company. A revocable living trust, of which Mr. Nassetta is the trustee and a beneficiary, serves as the managing member of Harwood Road LLC. 99% of the economic interests in the limited liability company are held by a family trust for the benefit of Mr. Nassetta’s children and the remaining 1% is held by the aforementioned living trust.

Hilton Worldwide	PROXY STATEMENT	9

(4)	Includes shares underlying vested options as follows: Mr. Nassetta: 154,544; Mr. Jacobs: 47,633; Mr. Carter: 46,076; Mr. Wang: 46,076; and Ms. Campbell: 38,396. Also includes unvested shares of performance-vesting restricted stock, a portion of which may be forfeited at the end of the performance period based on the achievement of the applicable performance criteria, as follows: Mr. Nassetta: 679,182; Mr. Jacobs: 218,792; Mr. Carter: 197,872; Mr. Wang: 197,872; and Ms. Campbell: 164,894.

(5)	Messrs. Gray and Stein are each employees of Blackstone, but each disclaims beneficial ownership of the shares beneficially owned by Blackstone.

(6)	Includes 401,317 shares underlying vested options held by our executive officers, 1,756,094 unvested shares of performance-vesting restricted stock held by our executive officers, a portion of which may be forfeited at the end of the performance period based on the achievement of the applicable performance criteria, and 52,750 shares underlying deferred share units held by certain of our directors.

10	PROXY STATEMENT	Hilton Worldwide

QUESTIONS AND ANSWERS

Why am I being provided with these materials?

We have delivered these proxy materials to you in connection with the solicitation by the Board of Hilton of proxies to be voted at our Special Meeting, and at any postponements or adjournments of the Special Meeting. Directors, officers and other Company employees also may solicit proxies by telephone or otherwise. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. You are invited to attend the Special Meeting. You can attend the Special Meeting online and vote your shares electronically during the meeting by visiting www.virtualshareholdermeeting.com/Hilton. Be sure to have the control number that appears on the proxy card or voting instructions that you have been provided in order to join the meeting.

What am I voting on?

There are two proposals scheduled to be voted on at the Special Meeting:

•	Proposal No. 1: Approval of an amendment to the Company’s Certificate of Incorporation to effect the Reverse Stock Split and decrease in authorized shares.

•	Proposal No. 2: Approval of any adjournment of the Special Meeting, if necessary or advisable (as determined by the Company).

Who is entitled to vote?

Stockholders as of the close of business on August 26, 2016 (the “Record Date”) may vote at the Special Meeting. As of that date, there were 989,776,458 shares of Common Stock outstanding. You have one vote for each share of Common Stock held by you as of the Record Date, including shares:

•	Held directly in your name as “stockholder of record” (also referred to as “registered stockholder”); and held for you in an account with a broker, bank or other nominee (shares held in “street name”) — Street name holders generally cannot vote their shares directly and instead must instruct the brokerage firm, bank or nominee how to vote their shares.

What constitutes a quorum?

The holders of record of a majority of the voting power of the issued and outstanding shares of capital stock entitled to vote at the Special Meeting must be present electronically or represented by proxy to constitute a quorum for the Special Meeting. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Shares represented by “broker non-votes” also are counted as present and entitled to vote for purposes of determining a quorum. However, as described below under “How are votes counted?” if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”).

What is a “broker non-vote”?

A broker non-vote occurs when shares held by a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at their discretion. Under current NYSE interpretations that govern broker non-votes, Proposal Nos. 1 and 2 are considered discretionary matters, and a broker will be permitted to exercise its discretion to vote uninstructed shares on such proposals.

How many votes are required to approve each proposal?

Approval of Proposal No. 1 requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, and approval of Proposal No. 2 requires the affirmative vote of a majority of the votes cast. As of August 26, 2016, affiliates of Blackstone beneficially owned and had the right to vote 453,428,263 of the outstanding shares of our Common Stock (representing approximately 45.8% of the voting power) and have advised us that they intend to vote all such shares in favor of the approval and adoption of an amendment to the Company’s Certificate of Incorporation to effect the Reverse Stock Split and decrease in authorized shares, and approval of any adjournment of the Special Meeting, if necessary or advisable (as determined by the Company), to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve Proposal No. 1.

How are votes counted?

You may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to the approval and adoption of an amendment to the Company’s Certificate of Incorporation to effect the Reverse Stock Split and the authorization of a decrease in authorized shares (Proposal No. 1), and the approval of any adjournment of the Special Meeting (Proposal No. 2). For Proposal No. 1, abstentions will have the effect of a vote against this proposal. For Proposal No. 2, abstentions are not considered votes cast and will not affect the outcome of this proposal.

If you just sign and submit your proxy card without voting instructions, your shares will be voted “FOR” each of Proposal Nos. 1 and 2 and in accordance with the discretion of the holders of the proxy with respect to any other matters that may be voted upon.

Hilton Worldwide	PROXY STATEMENT	11

Who will count the vote?

Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspectors of election.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares:

•	“FOR” the approval and adoption of an amendment to the Company’s Certificate of Incorporation to effect the Reverse Stock Split and decrease in authorized shares.

•	“FOR” the approval of any adjournment of the Special Meeting, if necessary or advisable (as determined by the Company), to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the above Proposal No. 1.

How do I vote my shares without attending the Special Meeting?

If you are a stockholder of record, you may vote by granting a proxy. Specifically, you may vote:

•	By Internet — If you have Internet access, you may submit your proxy by going to www.proxyvote.com and by following the instructions on how to complete an electronic proxy card. You will need the 16-digit control number included on your proxy card in order to vote by Internet.

•	By Telephone — If you have access to a touch-tone telephone, you may submit your proxy by dialing 1-800-690-6903 and by following the recorded instructions. You will need the 16-digit control number included on your proxy card in order to vote by telephone.

•	By Mail — You may vote by mail by requesting a proxy card from us, indicating your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

If you hold your shares in street name, you may submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.

Internet and telephone voting facilities will close at 11:59 p.m., Eastern time, on October 3, 2016, for the voting of shares held by stockholders of record or held in street name.

Mailed proxy cards with respect to shares held of record must be received no later than October 3, 2016.

How do I vote my shares at the Special Meeting?

First, you must satisfy the requirements for admission to the Special Meeting (see below). Please check the Proxy Statement for any special requirements for meeting attendance. You can attend the meeting online and vote your shares electronically during the meeting by visiting www.virtualshareholdermeeting.com/Hilton. Be sure to have the control number that appears on the proxy card or voting instructions that you have been provided in order to join the meeting. There will not be an in-person meeting. You may vote shares held in street name at the Special Meeting only if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares. Even if you plan to attend the Special Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the Special Meeting.

When and where will the meeting be held?

The Special Meeting will be a completely virtual meeting. You will be able to attend and vote during the Special Meeting via the Internet by visiting www.virtualshareholdermeeting.com/Hilton. Be sure to have the control number that appears on the proxy card or voting instructions that you have been provided in order to join the meeting.

What does it mean if I receive more than one proxy card on or about the same time?

It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card or, if you vote by Internet or telephone, vote once for each proxy card you receive.

May I change my vote or revoke my proxy?

Yes. Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:

•	sending a written statement to that effect to our Secretary, provided such statement is received no later than October 3, 2016;

•	voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern time, on October 3, 2016;

•	submitting a properly signed proxy card with a later date that is received no later than October 3, 2016; or

•	attending the Special Meeting, revoking your proxy and voting.

12	PROXY STATEMENT	Hilton Worldwide

If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy at the Special Meeting if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

What do I need to attend the Special Meeting?

Hilton will be hosting the Special Meeting via the Internet. There will not be an in-person meeting. A summary of the information you need to attend the Special Meeting online is provided below:

•	Any stockholder can attend the Special Meeting via the Internet at www.virtualshareholdermeeting.com/Hilton

•	We encourage you to access the Special Meeting online prior to its start time

•	The Special Meeting starts at 1:30 p.m. (Eastern Time)

•	Stockholders may vote while attending the Special Meeting on the Internet

•	Please have the control number that appears on the proxy card or voting instructions that you have been provided in order to join the Special Meeting

•	Instructions on how to attend and participate via the Internet are posted at www.virtualshareholdermeeting.com/Hilton

•	Questions regarding how to attend and participate via the Internet will be answered by calling (855) 449-0991 on the day of the Special Meeting

•	A replay of the Special Meeting will be available on our website for a period of ten (10) days following the Special Meeting

If I am unable to attend the Special Meeting on the Internet, can I listen to the Special Meeting by telephone?

Yes. Although you will not be considered present at the Special Meeting and will not be able to vote unless you attend the Special Meeting via the Internet, stockholders unable to access the Special Meeting on the Internet will be able to call and listen to the Special Meeting if they provide the control number that appears on the proxy card or the voting instructions. If you do not intend to attend the Special Meeting, it is important to vote in advance of the Special Meeting.

Could other matters be decided at the Special Meeting?

At the date this Proxy Statement went to print, we did not know of any matters to be raised at the Special Meeting other than those referred to in this Proxy Statement.

If other matters are properly presented at the Special Meeting for consideration and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

Hilton Worldwide	PROXY STATEMENT	13

HOUSEHOLDING OF PROXY MATERIALS

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 by contacting the Office of the Corporate Secretary, Hilton Worldwide Holdings Inc., 7930 Jones Branch Drive, Suite 1100, McLean, Virginia 22102 or by telephone at (703) 883-5476.

OTHER BUSINESS

The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.

By Order of the Board of Directors,

Kristin A. Campbell

Executive Vice President, General Counsel and Secretary

STOCKHOLDER PROPOSALS FOR THE 2017 ANNUAL MEETING

If any stockholder wishes to propose a matter for consideration at our 2017 Annual Meeting of Stockholders, the proposal should be mailed by certified mail return receipt requested, to our Office of the Corporate Secretary, Hilton Worldwide Holdings Inc., 7930 Jones Branch Drive, Suite 1100, McLean, Virginia 22102. To be eligible under the SEC’s stockholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our 2017 Annual Meeting Proxy Statement and form of proxy, a proposal must be received by our Secretary on or before November 24, 2016. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.

In addition, our by-laws permit stockholders to nominate directors and present other business for consideration at our Annual Meeting of Stockholders. To make a director nomination or present other business for consideration at the Annual Meeting of Stockholders to be held in 2017, you must submit a timely notice in accordance with the procedures described in our by-laws. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of our Company not less than 90 days or more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Therefore, to be presented at our Annual Meeting to be held in 2017, such a proposal must be received on or after January 5, 2017, but not later than February 4, 2017. In the event that the date of the Annual Meeting of Stockholders to be held in 2017 is advanced by more than 20 days, or delayed by more than 70 days, from the anniversary date of this year’s Annual Meeting of Stockholders, such notice by the stockholder must be so received no earlier than 120 days prior to the Annual Meeting of Stockholders to be held in 2017 and not later than the 90th day prior to such Annual Meeting of Stockholders to be held in 2017 or 10 calendar days following the day on which public announcement of the date of such Annual Meeting is first made. Any such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in our by-laws. The proxy solicited by the Board for the 2017 Annual Meeting of Stockholders will confer discretionary authority to vote as the proxy holders deem advisable on such stockholder proposals which are considered untimely.

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (www.hiltonworldwide.com) and click on “Financial Reporting” under the “Investors” heading. Copies of our Annual Report on Form 10-K for the year ended December 31, 2015, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to:

Office of the Corporate Secretary

Hilton Worldwide Holdings Inc.

7930 Jones Branch Drive

Suite 1100

McLean, Virginia 22102

14	PROXY STATEMENT	Hilton Worldwide

ANNEX A

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

HILTON WORLDWIDE HOLDINGS INC.

Hilton Worldwide Holdings Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY as follows:

FIRST: The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by changing Section 4.1 of the Article numbered “IV” so that, as amended, said Section of said Article shall be and read as follows:

“Section 4.1. Capitalization. The total number of shares of all classes of stock that the Corporation is authorized to issue is [Amendment A: 18,00,000,000; Amendment B: 13,000,000,000; Amendment C: 10,500,000,000] shares, consisting of (i) [Amendment A: 15,000,000,000; Amendment B: 10,000,000,000; Amendment C: 7,500,000,000] shares of Common Stock, par value $0.01 per share (the “Common Stock”) and (ii) 3,000,000,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”). The number of authorized shares of any of the Common Stock or the Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Common Stock or the Preferred Stock voting separately as a class shall be required therefor.

Upon this Amendment to the Amended and Restated Certificate of Incorporation becoming effective pursuant to the DGCL (the “Effective Time”), each [Amendment A: 2; Amendment B: 3; Amendment C: 4] shares of Common Stock issued and outstanding or held by the Corporation in treasury immediately prior to the Effective Time will be reclassified into one issued, fully paid and nonassessable share of Common Stock, without any action required on the part of the Corporation or the holders of such Common Stock. No fractional shares of Common Stock will be issued in connection with the reclassification of shares of Common Stock provided herein. In lieu of fractional shares, the aggregate of all fractional shares otherwise issuable to the holders of record of Common Stock shall be issued to Wells Fargo Bank N.A., as transfer agent for the Common Stock (the “Transfer Agent”), as agent, for the accounts of all holders of record of Common Stock otherwise entitled to have a fraction of a share issued to them. The sale of all fractional interests will be effected by the Transfer Agent as soon as practicable after the Effective Time on the basis of prevailing market prices of the Common Stock at the time of sale. After such sale and upon the surrender of the stockholders’ stock certificates, if any, the Transfer Agent will pay to such holders of record their pro rata share of the net proceeds derived from the sale of the fractional interests. From and after the Effective Time, stock certificates representing the Common Stock issued immediately prior to the Effective Time, if any, shall represent the number of whole shares of Common Stock into which such Common Stock shall have been reclassified pursuant to this Amendment to the Amended and Restated Certificate of Incorporation.”

SECOND: The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

THIRD: The foregoing amendment shall be effective upon filing with the Secretary of State of the State of Delaware.

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Hilton Worldwide	PROXY STATEMENT	A-1

7930 Jones Branch Drive

McLean, Virginia 22102

www.hiltonworldwide.com

HILTON WORLDWIDE HOLDINGS INC.

7930 JONES BRANCH DRIVE

SUITE 1100

MCLEAN, VA 22102

VOTE BY INTERNET

Before the Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to www.virtualshareholdermeeting.com/Hilton

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E13323-TBD                    KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HILTON WORLDWIDE HOLDINGS INC.

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain
1.	To approve and adopt an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split and decrease authorized shares.	☐	☐	☐
2.	To approve an adjournment of the special meeting.	☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this virtual meeting.	☐	☐

Please sign exactly as your name(s) appear(s). When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement is available at www.proxyvote.com.

E13323-TBD

HILTON WORLDWIDE HOLDINGS INC.

Special Meeting of Stockholders

October 4, 2016 1:30 P.M., Eastern Time

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Hilton Worldwide Holdings Inc. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Stockholders of the Company to be held on October 4, 2016 or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR PROPOSALS 1 AND 2 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side